SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.        )

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[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

LIGHTSPAN, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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LIGHTSPAN, INC.
10140 Campus Point Drive
San Diego, California 92121-1520

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 22, 2002

TO THE STOCKHOLDERS OF LIGHTSPAN, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Lightspan, Inc., a Delaware corporation (the “Company”), will be held on August 22, 2002, at 10:00 a.m. local time at The Radisson Hotel, 3299 Holiday Court, La Jolla, CA 92037, for the following purposes:

1.	To elect three Class III directors to hold office until the 2005 Annual Meeting of Stockholders.

2.	To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending January 31, 2003.

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on July 3, 2002, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors
Michael A. Sicuro Secretary

San Diego, California
July 22, 2002

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION(1)
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)
PERFORMANCE MEASUREMENT COMPARISON(1)
RELATED-PARTY TRANSACTIONS
OTHER MATTERS

LIGHTSPAN, INC.
10140 Campus Point Drive
San Diego, California 92121-1520

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 22, 2002

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of Lightspan, Inc, a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held on August 22, 2002, at 10:00 a.m. local time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at The Radisson Hotel, 3299 Holiday Court, La Jolla, CA 92037. The Company intends to mail this proxy statement and accompanying proxy card on or about July 22, 2002, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company or, at the Company’s request, Georgeson Shareholder a professional proxy solicitation firm. No additional compensation will be paid to directors, officers or other regular employees for such services, but Georgeson Shareholder will be paid its customary fee, estimated to be about $1,000, if it renders solicitation services.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of Common Stock at the close of business on July 3, 2002 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had outstanding and entitled to vote 47,329,175 shares of Common Stock.

     Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company’s principal executive office, 10140 Campus Point Drive, San Diego, California 92121-1520, a written notice of revocation or a duly executed

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proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

     The deadline for submitting a stockholder proposal for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2003 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is March 24, 2003. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so no earlier than the close of business April 24, 2003 and no later than the close of business on May 24, 2003. Stockholders are also advised to review the Company’s Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

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PROPOSAL 1

ELECTION OF DIRECTORS

     The Company’s Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, Class I, Class II and Class III, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.

     Effective as of July 11, 2002, the Board of Directors accepted Barrie Usher's resignation from Class III of the Board, approved a decrease in the size of Class III of the Board to three members and an increase in the size of Class II of the Board to two members, appointed Douglas Haltby as a new Board member of the newly expanded Class II. Given these changes, Class I currently consists of two Board members, Class II currently consists of two Board members and Class III currently consists of three Board members. The term of office of the three directors in Class III expires in 2002. James W. Breyer, who is currently a member of Class III, has decided not to stand for re-election.

     Two of the three nominees for election to Class III, John T. Kernan and Jeffrey W. Brown, are currently directors of the Company previously appointed by the Board. The third nominee, Hugh Tietjen, is not currently a member of the Board. If elected at the Annual Meeting, each of the nominees would serve until the 2005 annual meeting and until his successor is elected and has qualified, or until such director’s earlier death, resignation or removal.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

     Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2005 ANNUAL MEETING

John T. Kernan

     Mr. John T. Kernan, age 56, co-founded Lightspan and has served as the Company’s Chairman and Chief Executive Officer since September 1993. Prior to co-founding Lightspan, Mr. Kernan served as Chairman and Chief Executive Officer of Jostens Learning Corporation, an educational software company. Mr. Kernan developed Jostens Learning from a start-up company in 1985 (then named Education Systems Technology Corporation) to one of the largest educational software businesses in the United States. Under Mr. Kernan’s leadership, Jostens Learning was a leading supplier of pre-kindergarten through adult educational software. Prior to founding Jostens Learning, Mr. Kernan was an executive with Gill Cable Corporation, a Northern California cable TV operator. He also was Vice President of Product Development for DELTAK, Inc. (now NETg), then the nation’s largest provider of video-based training for technical professionals. Mr. Kernan was the President of the Software Publishers Association, has been named “Educator of the Decade” by Electronic Learning Magazine and regional “Entrepreneur of the Year” by Inc. Magazine, among other distinctions. Mr. Kernan was a founder of Academic Systems, which has since been acquired by Lightspan, and Elemental Software, which has since been acquired by

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Macromedia. Mr. Kernan sits on the Board of Directors of TechNet and Varsity Group Inc. Mr. Kernan holds a Bachelor of Science from Loyola College.

Jeffrey W. Brown

     Mr. Jeffery W. Brown, age 40, has served as one of the Company’s directors since February 2002. Since March 1999, Mr. Brown has served as Executive Director of Strategy, Development and Investments for Cox Communications. Mr. Brown served as Vice President and General Counsel for TCA Cable TV from January 1998 until its acquisition by Cox Communications in 1999. Mr. Brown also serves on the Board of Directors of Security Broadband Corporation and TV Gateway, LLC. Mr. Brown has also been a private practice attorney specializing in business, corporate and mergers and acquisitions law. Mr. Brown holds a Juris Doctorate from the South Texas College of Law and a Bachelor of Business Administration in Finance and Accounting from the University of Houston.

Hugh M. Tietjen

     Hugh Tietjen, age 67, is currently serving as General Partner of Rutherford Group, a partnership with interests in the high technology and wine industries, a position he has held since January 1993. Prior to that, Mr. Tietjen founded Computer Intelligence (now known as Harte-Hanks Market Intelligence) in 1969 to provide market research for the computer industry. Under his direction, the company became the dominant source of primary market data for the computer and communications industries with $40 million in revenue. In addition to managing Computer Intelligence, he served as Senior Vice President for Ziff Communications after its acquisition of Computer Intelligence. Mr. Tietjen entered the computer industry with IBM and served in a variety of technical and marketing management positions. While on leave from IBM, Mr. Tietjen managed a program development group at the National Security Agency in Washington, D.C. Mr. Tietjen holds a Bachelor of Science from the University of Southern California.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2003 ANNUAL MEETING

Barry J. Schiffman

     Mr. Barry J. Schiffman, age 56, has served as one of the Company’s directors since August 1997. Since October 1996, Mr. Schiffman has served as President, Chief Investment Officer and a director of JAFCO America Ventures, Inc., a venture capital firm. From March 1995 to October 1996, he was a general partner at Weiss, Peck & Greer Venture Partners, a venture capital firm. Mr. Schiffman is currently chairman of AirGate PCS, Inc. (PCSA), an affiliate of Sprint, and member of the board of several private companies. Mr. Schiffman holds a Bachelor of Science from Georgia Institute of Technology and a Masters in Business Administration from the Stanford Graduate School of Business.

Elizabeth R. Coppinger

     Ms. Elizabeth R. Coppinger, age 50 , has served as one of the Company’s directors since March 2001. Ms. Coppinger has been with Sony since January 1991, most recently as Senior Vice President, New Business Development and Strategic Alliances. Prior to joining Sony Corporation of America, Ms. Coppinger was with the Broadcast and Professional Group at Sony Electronics, Inc. where she worked in New Business Development. Ms. Coppinger holds a Bachelor of Science in Chemistry from the University of Washington.

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DIRECTOR CONTINUING IN OFFICE UNTIL THE 2004 ANNUAL MEETING

Carl E. Zeiger

     Mr. Carl E. Zeiger, age 59, co-founded Lightspan and has served as the Company’s President and Chief Operating Officer and as one of the Company’s directors since September 1993. He also served as the Company’s Interim Chief Financial Officer and Secretary from June 2000 to February 2001. Prior to co-founding Lightspan, Mr. Zeiger served as the President and Chief Operating Officer of Jostens Learning Corporation. Along with Mr. Kernan, Mr. Zeiger developed Jostens Learning into a leading supplier of pre-kindergarten through adult educational software. Prior to joining Jostens Learning, Mr. Zeiger served as Senior Vice President of Finance for Integrated Software Systems Corporation, a leading provider of representation graphics software, and managed its initial and secondary public offerings and its eventual sale to Computer Associates. Mr. Zeiger is a certified public accountant in the State of California and holds a Bachelor of Science from the University of Denver.

Douglas M. Holtby

     Douglas Holtby, age 55, is currently serving as Director and Secretary of Multivan Broadcast Corporation, a television company, a position he has held since its incorporation in 2001, as Chief Executive Officer and President of Arbutus Road Investments Inc. and MKC Capital Inc., family investment companies, and as Chief Executive Officer and Director of Star of Fortune Gaming Management, a Vancouver casino. From 2000 to 2001, Mr. Holtby served as a Canwest Trustee/Director of each of ROBtv Partnership, a business television channel, and CKVU Sub Inc., a Vancouver television station. From 1989 to 1996 Mr. Holtby served as President and CEO of WIC Western International Communications Ltd., an integrated Canadian communications, broadcast and entertainment company. Mr. Holtby also serves on the Board of Directors of Lions Gate Entertainment Corp. and CINAR Corporation. Mr. Holtby is a member of the Institutes of Chartered Accountants of Alberta and British Colombia.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended January 31, 2002, the Board of Directors held three meetings. The Board has an Audit Committee, Compensation Committee and a Nominating Committee.

     The Audit Committee meets with the Company’s independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the accountants’ comments as to internal controls, adequacy of staff and management performance and procedures in connection with the audit and financial controls. During the fiscal year ended January 31, 2002 the Audit Committee was comprised of three non-employee directors: Messrs. Hiller, Sanderson and Schiffman. Mr. Sanderson resigned from the Board effective May 15, 2001 and Mr. Hiller did not stand for reelection at the June 28, 2001 annual meeting. The Committee met once during the fiscal year ended January 31, 2002. Messrs. Hiller and Sanderson attended the fiscal year meeting of the committee held during the period for which they were a director and committee member. In addition, during the fiscal year ended January 31, 2002 Mr. Schiffman met twice with the independent auditors in conjunction with regular quarterly reviews. The Committee is currently comprised of three non-employee directors: Ms. Coppinger, and Messrs. Brown and Schiffman. All members of the Company’s Audit Committee are independent (as independence is defined in Rule 4200(a)(14) of the NASD listing standards) and meet the financial literacy requirements.

     The Compensation Committee makes recommendations regarding salaries and incentive compensation, awards stock options to employees and consultants under the Company’s stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of two non-employee directors: Mr. Breyer and Ms. Coppinger. The Committee met twice during the fiscal year ended January 31, 2002.

     The Nominating Committee interviews, evaluates, nominates and recommends individuals for membership on the Company’s Board of Directors and its various committees, and nominates specific individuals to be elected as directors of the Company. No specific procedure has been established for the consideration of nominees

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recommended by stockholders. The Nominating Committee is composed of two directors: Mr. Breyer and Ms. Coppinger. The Committee met once during the fiscal year ended January 31, 2002.

     During the fiscal year ended January 31, 2002, all directors except Messrs. Clement, Hiller and Sanderson attended at least 75% of the aggregate of the meetings of the Board and of the committees on which they served, held during the period for which they were a director or committee member, respectively.

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PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending January 31, 2003 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since its inception in 1993. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent auditors is not required by the Company’s By-laws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. Should the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

     AUDIT FEES. The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended January 31, 2002 and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for the fiscal year were $196,500.

     AUDIT RELATED FEES. The aggregate fees billed by Ernst & Young for professional services rendered in connection with registration statements, mergers and acquisitions and consents, for the fiscal year ended January 31, 2002 were $12,228.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. Ernst & Young LLP did not render any professional services for the Company for information technology services relating to financial information systems design and implementation for the fiscal year ended January 31, 2002.

     ALL OTHER FEES. The aggregate fees billed by Ernst & Young LLP for services rendered to the Company other than the audit fees and the Financial Information Systems Design and Implementation Fees for the fiscal year ended January 31, 2000 were $111,314.

     The Audit Committee has determined the rendering of the non-audit services by Ernst & Young LLP is compatible with maintaining the auditor’s independence.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

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SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company’s Common Stock as of June 30, 2002 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

     The following table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the “SEC”). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 47,297,675 shares outstanding on June 30, 2002, adjusted as required by rules promulgated by the SEC.

	Beneficial Ownership

		Shares
	Total	Acquirable
	Number of	within 60 days of	Percent of
Beneficial Owner	Shares	June 30, 2002	Total

Officers of the Company:
John T. Kernan	1,659,613	78,124	3.5%
Carl E. Zeiger	1,366,624	78,124	2.9%
Michael A. Sicuro	121,320	118,750	*
Sandra K. Fivecoat	144,203	120,935	*
James M. Dredge	61,846	59,374	*
Susan B. Hardwicke(1)	—	—	*

Directors of the Company:
James W. Breyer(2)	3,115,578	3,652	6.6%
Accel Partners
Jeffrey W. Brown(3)	—	—	*
Cox Communications, Inc.
Elizabeth R. Coppinger(4)	—	—	*
Sony Corporation of America
Barry J. Schiffman(5)	1,043,118	—	2.2%
JAFCO America Ventures, Inc.
Douglas Holtby(6)	—	—	*

Nominees for Director of the Company:
Hugh Tietjen(7)	—	—	*

Beneficial owners of more than 5% of the Company’s common stock:
Liberty Media, Corp.(8)	4,060,836	1,534	8.6%
Kleiner, Perkins, Caufield & Byers VI(9)	3,062,143	3,653	6.5%
Accel Partners(2)	3,115,578	3,652	6.6%
Microsoft Corporation(10)	2,915,080	1,298	6.2%

All directors and officers as a group (13 persons)	17,550,361	465,444	37.1%

*	Less than one percent.

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(1)	Dr. Hardwicke resigned from the Company January 18, 2002.

(2)	Mr. Breyer’s business address is 428 University Avenue, Palo Alto, CA 94301.

     The shares shown as beneficially owned by Mr. Breyer include:

•	2,271,960 shares held by Accel IV L.P., which represents 4.8% of the total number of shares outstanding.

•	91,769 shares held by Accel Investors ‘93 L.P., which represents less than 1% of the total number of shares outstanding;

•	47,125 shares held by Accel Keiretsu L.P., which represents less than 1% of the total number of shares outstanding;

•	602,921 shares held by Accel III L.P., and 3,141 shares that Accel III L.P. has the right to acquire on or before May 30, 2002 by exercising a warrant it holds, which represents 1.3% of the total number of shares outstanding;

•	42,065 shares held by Accel Investors ‘92 L.P., and 219 shares that Accel Investors ‘92 L.P. has the right to acquire on or before May 30, 2002 by exercising a warrant it holds, which represents less than 1% of the total number of shares outstanding; and

•	56,086 shares held by Accel Japan L.P., and 292 shares that Accel Japan L.P. has the right to acquire on or before May 30, 2002 by exercising a warrant it holds, which represents less than 1% of the total number of shares outstanding.

Mr. Breyer shares voting and investment power over the shares held by each of these entities. Mr. Breyer disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(3)	Mr. Brown’s business address is 1400 Lake Hearn Dr. N.E., Atlanta, Georgia 30319.

(4)	Ms. Coppinger’s business address is 550 Madison Avenue, 33rd Floor, New York, New York 10022.

(5)	Mr. Schiffman’s business address is 505 Hamilton Avenue, Palo Alto, California 94301.

     The shares shown as beneficially owned by Mr. Schiffman include:

•	521,559 shares held by U.S. Information Technology Investment Enterprise Partnership, which represents 1.1% of the total number of shares outstanding;

•	521,559 shares held by U.S. Information Technology #2 Investment Enterprise Partnership, which represents 1.1% of the total number of shares outstanding;

Mr. Schiffman shares voting and investment power over the shares held by each of these entities. Mr. Schiffman disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(6)	The business address of Mr. Holtby is 7230 Arbutus Rd., West Vancouver, British Columbia, V7W 2L5, Canada.

(7)	The business address of Mr. Tietjen is 5514 Calumet Avenue, La Jolla, California 92037.

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(8)	The business address of Liberty Media, Corp. is 12300 Liberty Blvd., Englewood, Colorado 80112.

(9)	The business address of Kleiner, Perkins, Caufield & Byers VI is 2750 Sand Hill Road, Menlo Park, California 94025.

(10)	The business address of Microsoft Corporation is One Microsoft Way, Redmond, Washington 98052.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, (the “1934 Act”) requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended January 31, 2002, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except that one report, covering one transaction, was filed late by Mr. Schiffman.

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EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

     The Company’s directors do not currently receive any cash compensation for services on the Board of Directors or any committee thereof, but directors may be reimbursed for certain expenses in connection with attendance at Board and committee meetings. In addition, all directors are eligible to participate in the Company’s 2000 Equity Incentive Plan (the “2000 Plan”).

COMPENSATION OF EXECUTIVE OFFICERS

     The following table shows for the fiscal years ended January 31, 2002, 2001 and 2000, compensation awarded or paid to, or earned by, the Company’s Chief Executive Officer and its other four most highly compensated executive officers at January 31, 2002 (the “Named Executive Officers”):

Summary Compensation Table

				Long-Term
		Annual Compensation		Compensation

				Securities	All Other
	Fiscal	Salary	Bonus	Underlying	Compensation
Name and Principal Position	Year	($)	($)(1)	Options(#)	($)(2)

John T. Kernan	2002	$297,000		100,000
Chief Executive Officer and	2001	$272,000
Chairman	2000	$246,000	$100,000	125,000
Carl E. Zeiger	2002	$286,000		100,000
President, Chief Operating	2001	$263,000
Officer and Director	2000	$246,000	$100,000	125,000
Michael A. Sicuro(3)	2002	$198,000		100,000
Senior Vice President, Chief	2001	$3,000		300,000
Financial Officer, Treasurer
and Secretary
Sandra K. Fivecoat	2002	$212,000	$70,000	100,000	$118,766
Senior Vice President of Sales	2001	$211,000	$107,500	20,000	$176,444
	2000	$180,000	$60,000	100,000	$117,463
James M. Dredge(4)	2002	$244,000	$6,250	100,000
Chief Executive Officer of	2001	$4,000		150,000
Academic Systems
Susan B. Hardwicke(5)	2002	$205,000	$75,000	20,000
President, Edutest and	2001	$87,000		35,000
Executive Vice President

(1)	Bonuses were accrued under the Company’s Management Incentive Plan for 2002, 2001 and 2000, as indicated, and paid during the following fiscal year.

(2)	Represents commissions paid.

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(3)	Mr. Sicuro was hired by the Company in January 2001

(4)	Mr. Dredge was hired by the Company in January 2001.

(5)	Dr. Hardwicke resigned from the Company on January 18, 2002.

STOCK OPTION GRANTS AND EXERCISES

     The Company grants options to its executive officers under its 2000 Plan. As of June 30, 2002, options to purchase a total of 6,371,927 shares were outstanding under the 2000 Plan and the 1992 Stock Option Plan, which the Company assumed from Academic Systems upon its acquisition of Academic Systems, and options to purchase 1,006,144 shares remained available for grant under the 2000 Plan. The Company no longer grants options under the 1992 Stock Option Plan.

     The following table sets forth certain additional information about the equity compensation plans of the Company as of January 31, 2002.

Equity Compensation Plan Information

	Number of		Number of securities
	securities to be		remaining available for
	issued upon	Weighted-average	future issuance under
	exercise of	exercise price of	equity compensation
	outstanding	outstanding	plans (excluding
	options, warrants	options, warrants	securities reflected in
Plan category	and rights	and rights	2nd column)

Equity compensation plans approved by securities holders	4,974,353	$3.05	893,937
Equity compensation plans not approved by security holders	—	—	—

Total	4,974,353	$3.05	893,937

12.

     The following tables show for the fiscal year ended January 31, 2002, certain information regarding options granted to, exercised by, and held at year-end by, the Named Executive Officers:

Option Grants in Last Fiscal Year

					Potential Realizable
	Number of	% of Total			Value at Assumed
	Securities	Options			Annual Rates of Stock
	Underlying	Granted to	Exercise		Price Appreciation for
	Options	Employees	Or Base		Option Term(3)
	Granted	in Fiscal	Price	Expiration
Name	(#)(1)	Year(2)	($/Sh)	Date	5%($)	10%($)

John T. Kernan	100,000	4.9	1.04	8/1/2011	65,405	165,749
Carl E. Zeiger	100,000	4.9	1.04	8/1/2011	65,405	165,749
Michael A. Sicuro	100,000	4.9	1.04	8/1/2011	65,405	165,749
Sandra K. Fivecoat	100,000	4.9	1.04	8/1/2011	65,405	165,749
James M. Dredge	100,000	4.9	1.04	8/1/2011	65,405	165,749
Susan B. Hardwicke(4)	20,000 (5)	1.0	1.04	4/18/2002	1,040	2,080

(1)	The options, other than Susan Hardwicke’s, will vest 100% five years from the date of grant. The options will fully vest upon a change of control, as defined in the Company’s option plans, unless the acquiring company assumes the options or substitutes similar options. The Board of Directors has the ability to reprice the options under the terms of the Company’s option plans.

(2)	Based on options to purchase 2,023,750 shares granted in fiscal 2002.

(3)	The potential realizable value is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually, for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. These amounts represent certain assumed rates of appreciation only, in accordance with the rules of the SEC, and do not reflect the Company’s estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of the Company’s Common Stock and no gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders.

(4)	Dr. Hardwicke resigned from the Company on January 18, 2002.

(5)	These options would have vested over a four year period, 25% after one year and 2.777% of the remaining shares per month thereafter. Dr. Hardwicke resigned from the Company on January 18, 2002. Due to Dr. Hardwicke’s resignation, the options expired without vesting.

13.

Aggregated Option Exercises in Last Fiscal Year, and FY-End Option Values

			Number of Securities	Value of Unexercised
			Underlying Unexercised	In-the-Money
			Options/SARs	Options/SARs
	Shares Acquired	Value	at FY-End(#)(2), (3)	at FY-End ($)(2), (4)
Name	on Exercise(#)	Realized($)(1)	Exercisable/Unexercisable	Exercisable/Unexercisable

John T. Kernan	—	—	63,762/162,501	0/41,000
Carl E. Zeiger	—	—	62,499/162,501	0/41,000
Michael A. Sicuro	—	—	75,000/325,000	0/41,000
Sandra K. Fivecoat	—	—	95,622/149,378	0/41,000
James M. Dredge	—	—	37,500/212,500	1,641/45,922
Susan B. Hardwicke(5)	—	—	13,124/0	0/0

(1)	Value realized is based on the fair market value of the Company’s Common Stock on the date of exercise minus the exercise price (or the actual sales price if the shares were sold by the optionee simultaneously with the exercise) without taking into account any taxes that may be payable in connection with the transaction.

(2)	Reflects shares vested and unvested at January 31, 2002. Certain options granted under the 2000 Plan are immediately exercisable, but are subject to the Company’s right to repurchase unvested shares on termination of employment.

(3)	Includes both “in-the-money” and “out-of-the-money” options. “In-the-money” options are options with exercise prices below the market price of the Company’s Common Stock at January 31, 2002.

(4)	Value at fiscal year end is equal to the market value of the Company’s Common Stock at January 31, 2002 of $1.45, minus the exercise price of the options.

(5)	Dr. Hardwicke resigned from the Company on January 18, 2002.

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

     Several of the Company’s executive officers have entered into employment agreements with the Company. Two forms of employment agreement were entered into, Tier I and Tier II. In the agreements, each executive (i) agreed to keep the Company’s information confidential, (ii) agreed for one year following the executive’s termination not to solicit any employee of the Company to leave the Company, and (iii) agreed not to compete with the Company while receiving any compensation from the Company. In connection with the employment agreements, each executive also signed the Company’s standard form of Proprietary Information and Inventions Agreement. The agreements also provide for severance payments as follows:

•	If the executive is terminated by the Company without cause or the executive resigns with good reason (as the terms “cause” and “good reason” are defined in the agreements), then the executive is entitled to: (i) continuation of salary, bonus and health insurance payments for eighteen months for Tier I and nine months for Tier II following the cessation of employment; and (ii) executive outplacement assistance.

14.

•	If the executive is terminated by the Company without cause or resigns with good reason during the three months prior to or within one year following a change of control (as defined in the agreements) of the Company, the executive is entitled to: (i) salary, bonus and health insurance payments for 24 months for Tier I and 12 months for Tier II following the termination, to be paid in a lump-sum; (ii) executive outplacement assistance; and (iii) full acceleration of all options held by the executive. In the case where the executive is terminated prior to a change of control, the above benefits are effective as of the change of control.

     In addition to the Tier I and Tier II employment agreements entered into in fiscal year 2002, Michael A. Sicuro entered into an employment agreement with the same terms as the agreements above except for the following:

•	If the executive is terminated by the Company without cause or the executive resigns with good reason (as the terms “cause” and “good reason” are defined in the agreements), then the executive is entitled to: (i) continuation of salary, bonus and health insurance payments for twelve months following the cessation of employment; and (ii) executive outplacement assistance.

•	If the executive is terminated by the Company without cause or resigns with good reason during the three months prior to or within one year following a change of control (as defined in the agreements) of the Company, the executive is entitled to: (i) salary, bonus and health insurance payments for 18 months following the termination, to be paid in a lump-sum; (ii) executive outplacement assistance; and (iii) full acceleration of all options held by the executive. In the case where the executive is terminated prior to a change of control, the above benefits are effective as of the change of control.

     Upon the Company’s acquisition of Edutest, in June 2000, Dr. Susan B. Hardwicke entered into a one year employment agreement in which she agreed to keep the Company’s information confidential and agreed not to compete with the Company while receiving any compensation from the Company. In connection with the employment agreement, she also signed the Company’s standard form of Proprietary Information and Inventions Agreement.

     The following table sets forth the names of the executives that have signed employment agreements, the date entered into, the base salary provided for, and the form of the agreement:

EXECUTIVE	DATE OF AGREEMENT	BASE SALARY	FORM OF AGREEMENT

John T. Kernan	03/01/01	$285,000	Tier I
Carl E. Zeiger	03/01/01	$275,000	Tier I
James M. Dredge	03/01/01	$235,000	Tier II
Sandra K. Fivecoat	03/16/01	$210,000	Tier II
Michael A. Sicuro	01/29/01	$200,000	Other
Susan B. Hardwicke	06/22/00	$150,000	Other

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION(1)

     During fiscal 2002, the Compensation Committee of the Board of Directors (“Committee”) was composed of Mr. Breyer and Ms. Coppinger, neither of whom are currently officers or employees of the Company. The Committee is responsible for establishing the Company’s compensation programs for all employees, including executives. For executive officers, the Committee evaluates performance and determines compensation policies and levels.

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

15.

Compensation Philosophy

     The goals of the compensation program are to align compensation with business objectives and performance and to enable the Company to attract, retain and reward executive officers and other key employees who contribute to the long-term success of the Company and to motivate them to enhance long-term stockholder value. Key elements of this philosophy are:

•	The Company pays competitively with technology companies with which the Company competes for talent. To ensure that pay is competitive, the Company regularly compares its pay practices with these companies and sets it pay parameters based on this review.

•	The Company maintains annual incentive opportunities sufficient to provide motivation to achieve specific operating goals and to generate rewards that bring total compensation to competitive levels.

•	The Company provides equity-based incentives for executives and other key employees to ensure that they are motivated over the long-term to respond to the Company’s business challenges and opportunities as owners and not just as employees.

     Base Salary. The Committee annually reviews each executive officer’s base salary. When reviewing base salaries, the Committee considers individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices.

     Annual Incentive. The Management Incentive Plan, an annual incentive award plan, is the variable pay program for officers and other senior managers of the Company to earn additional annual compensation. The actual incentive award earned depends on the extent to which Company and individual performance objectives are achieved. At the start of each year, the Committee and the full Board of Directors review and approve the annual performance objectives for the Company and individual officers. The Company objectives consist of operating, strategic and financial goals that are considered to be critical to the Company’s fundamental long-term goal — building stockholder value. For fiscal year 2002, these goals were financial performance related to revenue, cash flow and net loss per share.

     After the end of the year, the Committee evaluates the degree to which the Company has met its goals and awards incentive compensation based on each participant’s performance against objectives. Awards are paid in cash, and distributions are made in March following the performance year.

     Long-Term Incentives. The Company’s long-term incentive program consists of the 2000 Equity Incentive Plan, and for Academic Systems the 1992 Stock Option Plan, which the Company assumed with the closing of the acquisition. The option program utilizes vesting periods (generally two or four years) to encourage key employees to continue in the employ of the Company. Through option grants, executives receive significant equity incentives to build long-term stockholder value. Grants are made at 100% of fair market value on the date of grant. Executives receive value from these grants only if the Company’s Common Stock appreciates over the long-term. The size of option grants is determined based on competitive practices at leading companies in the educational technology industry and the Company’s philosophy of significantly linking executive compensation with stockholder interests.

Corporate Performance and Chief Executive Officer Compensation

     Mr. Kernan’s base salary at the end of fiscal year 2002 as Chief Executive Officer and Chairman was $285,000. This amount, in addition to the annual incentive provided by the Management Incentive Plan, was estimated to provide an annual cash compensation level at the average as compared to a selected group of

16.

technology companies. In setting this amount, the Committee took into account (i) its belief that Mr. Kernan is one of the CEOs of leading educational companies who has significant and broad-based experience in the education technology industry, (ii) the scope of Mr. Kernan’s responsibility, and (iii) the Board’s confidence in Mr. Kernan to lead the Company’s continued development.

Conclusion

     Through the plans described above, a significant portion of the Company’s compensation program and Mr. Kernan’s compensation is contingent on Company performance, and realization of benefits is closely linked to increases in long-term stockholder value. The Company remains committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of the Company’s business may result in highly variable compensation for a particular time period.

COMPENSATION COMMITTEE James W. Breyer Elizabeth R. Coppinger

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended January 31, 2002, James W. Breyer and Elizabeth R. Coppinger served as members of the Company’s Compensation Committee. During that fiscal year, none of the Company’s executive officers or employees served as a director or as a member of the compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

17.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

     The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the system of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditor’s independence.

     The Committee discussed with the Company’s independent auditors the overall scope and plans for their respective audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee held one meeting during fiscal 2002. In addition, committee chair Mr. Schiffman met twice with the independent auditors during regular quarterly reviews.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended January 31, 2002 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company’s independent auditors.

Barry J. Schiffman, Audit Committee Chair
Elizabeth R. Coppinger, Audit Committee Member
Jeffrey W. Brown, Audit Committee Member

July 22, 2002

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

18.

PERFORMANCE MEASUREMENT COMPARISON(1)

     The following graph shows the total stockholder return of an investment of $100 in cash on February 10, 2000 through March 31, 2002 for (i) the Company’s Common Stock, (ii) the Nasdaq Stock Market Composite Index (the “NASDAQ”) and (iii) a peer group selected by the Company. All values assume reinvestment of the full amount of all dividends and are calculated as of the end of each period.

Comparison Of Cumulative Total Return on Investment Since February 10, 2000(2)

(1)	This section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2)	Peer group index includes: Renaissance Learning, Inc. (RLRN) {formerly Advantage Learning Systems, Inc. (ALSI)}; Scientific Learning Corp. (SCIL); SmartForce (SMTF); Riverdeep Group (RVDP) and rStar Corp. (RSTR) {formerly Zapme Corp. (IZAP)}.

19.

RELATED-PARTY TRANSACTIONS

     The following is a description of transactions occurring after February 1, 2001 to which the Company has been a party, in which the amount involved exceeds $60,000 and in which any director, executive officer or holder of more than 5% of the Company’s capital stock had or will have a direct or indirect material interest, other than compensation arrangements.

     At the close of the Company’s Offering on February 15, 2000, Cox Communications purchased $12.5 million of the Company’s common stock, or 1,041,667 shares, in a private placement that occurred concurrently with the Offering at the initial public offering price of $12.00. The Company also granted Cox Communications a warrant to purchase 750,000 shares of the Company’s common stock at $10.00 per share that vested on February 15, 2001 resulting in the Company deferring $75,000 in stock based compensation expense to be recognized over the six month life of the warrant. As part of the Company’s agreement with Cox Communications, Thomas F. Nagel, Cox Communications Inc.’s Vice President of Business Development, joined the Company’s Board upon the close of the Company’s initial public offering. Mr. Nagel resigned from the Board on March 31, 2000 and was replaced by Mr. Woodrow, Executive Vice President of Business Development for Cox Communications, Inc. Mr. Woodrow resigned from the Board on August 17, 2000 and was replaced by Mr. Dallas S. Clement, Senior Vice President of Strategy and Development for Cox Communications, Inc. Mr. Clement resigned from the Board on February 14, 2002 and was replaced by Mr. Jeffery W. Brown, Director of Strategy, Development and Investments for Cox Communications, Inc.

     In the fiscal year ended January 31, 2002, the Company entered into employment agreements with several of its officers. See “Employment, Severance and Change of Control Agreements” for further detail.

OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
Michael A. Sicuro
July 22, 2002	Secretary

20.

Proxy - Lightspan, Inc.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 22, 2002

The undersigned hereby appoints Carl E. Zieger and Michael A. Sicuro, and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Lightspan, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Lightspan, Inc. to be held at the Radisson Hotel, 3299 Holiday Court, La Jolla, California 92037 on August 22, 2002 at 10:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

================================================================================

Annual Meeting Proxy Card

================================================================================

A Election of Directors

1. MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

For Withhold

01-John T. Kernan

02-Jeffrey W. Brown

03-Hugh M. Tietjen

B Issue

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 2.

For Against Abstain

2.	To ratify selection of Ernst & Young LLP as independent auditors of the company for its fiscal year ending January 31, 2003.

C Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)
[ ]	[ ]	[ / / ]